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                                                                      EXHIBIT 16

July 17, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by CN Biosciences, Inc. (formerly Calbiochem-Novabiochem International, Inc.) under the caption "Change in Accountants" in the Registration Statement on Form S-1, which we understand will be filed with the Commission. We agree with the statements concerning our Firm in such Registration Statement.

                                          Very truly yours

                                          /s/ Coopers & Lybrand L.L.P.

                                          --------------------------------------
                                          Coopers & Lybrand L.L.P.